UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2024

CNH Industrial Capital LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-55510 (Commission File Number)	39-1937630 (IRS Employer Identification No.)

5729 Washington Avenue Racine, Wisconsin (Address of principal executive offices)		53406 (Zip Code)

(262) 636-6011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On October 10, 2024, CNH Industrial Capital Canada Ltd. (“CNH Capital Canada”), an indirect wholly owned subsidiary of CNH Industrial N.V., completed its previously announced private placement offering of Cdn$300 million in aggregate principal amount of CNH Capital Canada’s 4.00% notes due April 11, 2028 (the “Notes”) with an issue price of 99.964%. The Notes were offered in a private placement to certain accredited investors in each of the provinces of Canada.

The Notes were issued pursuant to an Indenture, dated September 28, 2021 (the “Indenture”), among CNH Capital Canada, as issuer, CNH Industrial Capital LLC, CNH Industrial Capital America LLC and New Holland Credit Company, LLC (together with CNH Industrial Capital LLC and CNH Industrial Capital America LLC, the “Guarantors”), as guarantors, and Computershare Trust Company of Canada, as trustee (the “Trustee”), and an Officers’ Certificate of CNH Capital Canada, dated October 10, 2024, pursuant to Sections 2.01 and 3.01 of the Indenture (the “Officers’ Certificate”).

The Notes bear interest at a rate of 4.00% per annum. Interest on the Notes will be payable semi-annually on April 11 and October 11 of each year, commencing on April 11, 2025, to the holders of record of such Notes at the close of business on each March 27 or September 26, respectively, immediately preceding such interest payment date. The Indenture contains covenants that limit, among other things: (i) the ability of CNH Industrial Capital LLC and its restricted subsidiaries to incur secured debt or enter into sale and leaseback transactions; and (ii) the ability of CNH Capital Canada and the Guarantors to consolidate, merge, convey, transfer or lease all or substantially all of their respective properties and assets. These covenants are subject to important exceptions and limitations.

The payment of principal, interest and other amounts on the Notes is fully and unconditionally guaranteed by the Guarantors (the “Guarantees”) on a joint and several basis and, in each case, on a senior unsecured basis. The Guarantees rank equally in right of payment with all senior obligations of the Guarantors and senior in right of payment to all future obligations of the Guarantors that are expressly subordinated in right of payment to such Guarantees. The Guarantees will be effectively subordinated to all existing and future secured indebtedness of the Guarantors to the extent of the value of the collateral securing such indebtedness. The Guarantees may be automatically and unconditionally released upon the occurrence of certain events.

The Notes will be redeemable, at the option of CNH Capital Canada, in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, and (ii) the applicable Canada Yield Price (as defined in the Indenture), plus, in each case, accrued and unpaid interest, if any, to but excluding the redemption date.

The Notes and Guarantees were offered in a private placement to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and Guarantees have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and may only be offered or sold in the United States in transactions that are exempt from the registration requirements of the Securities Act and applicable state securities laws.

The description set forth above is qualified in its entirety by the Officers’ Certificate, the form of the Notes and the Indenture.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNH INDUSTRIAL CAPITAL LLC

Date: October 10, 2024	By:	/s/ Daniel Willems Van Dijk
Daniel Willems Van Dijk
Chief Financial Officer